Calculation of Filing Fee Tables
S-8
Ethos Technologies Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.0001 per share, the Registrant's 2016 Equity Incentive Plan	Other	30,947	$ 19.00	$ 587,993.00	0.0001381	$ 81.20
Total Offering Amounts:						$ 587,993.00		$ 81.20
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 81.20
Offering Note
[1]	a. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock that become issuable under the restricted stock units ("RSUs") set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of common stock. b. Proposed Maximum Offering Price Per Unit estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $19.00 per share of Class A common stock pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-290534), which was declared effective on January 28, 2026. c. Amount Registered consists of shares of Class A common stock issuable pursuant to the settlement of outstanding RSUs granted under the 2016 Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A